Exhibit 99.3

AGREEMENT OF JOINT FILING

Pursuant to Rule 13d-1(k)(1) of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, each of the undersigned agrees that the statement on Schedule 13D filed herewith shall be filed on behalf of each of the undersigned.

Dated:

October 8, 2008	MUBADALA DEVELOPMENT COMPANY PJSC

	By:	/s/ Samak L. Azar
Name: Samak L. Azar
Title: Attorney-in-Fact

WEST COAST HITECH L.P. by its general partner, WEST COAST HITECH G.P., LTD.

By:	/s/ Samak L. Azar
Name: Samak L. Azar
Title: Attorney-in-Fact

WEST COAST HITECH G.P., LTD.

By:	/s/ Samak L. Azar
Name: Samak L. Azar
Title: Attorney-in-Fact